UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ___)



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    Rule 14a-6(e)(2))

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|X| Soliciting Material Under Rule 14a-12

                                MORGAN STANLEY
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               (Name of Registrant as Specified in Its Charter)


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

A Message from Philip J. Purcell and Robert G. Scott

Morgan Stanley's 2003 annual shareholders meeting will be held on April 11th. Our shareholders will elect four directors, vote on ratification of the appointment of Deloitte & Touche LLP as independent auditors and consider a shareholder proposal to destagger our Board. Our Board and Management Committee recommend that shareholders vote "FOR" the director nominees and auditor ratification and "AGAINST" the shareholder proposal.

Last year, few employees voted - only 23 percent of the shares held in employee plans. The low employee vote adversely affected the Firm's vote soliciting efforts. This year, we are urging employees who own shares of Morgan Stanley stock to vote their shares, regardless of the number owned. By voting, you foster Morgan Stanley's First Choice values and show your support for the Firm.

If you hold shares in the Firm's employee plans, you will receive your proxy materials and voting instructions via e-mail. The method of voting is via website or telephone; if you want a proxy card, you can request one.

If you also hold shares in a brokerage account or in your own name, you will receive a different proxy card to vote those shares. Please be sure to vote these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each card.

By pulling together as a team - one of our core values - you will help ensure the success of this year's meeting. Thank you.



     /s/ Philip J. Purcell                            /s/ Robert G. Scott

                                      **
Please read the proxy statement; it contains important information. You may obtain a free copy of it and Morgan Stanley's annual, quarterly and current reports at either www.sec.gov or www.morganstanley.com. Morgan Stanley's directors, officers and employees may solicit proxies. Information regarding their interests can be found in the proxy statement.
                                      **


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